EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NMI Holdings, Inc. Reports Second Quarter Net Income of $2 Million,
Enters Into Reinsurance Treaty to Support Growth
EMERYVILLE, CALIF., Aug. 2, 2016 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported net income of $2.0 million, or $0.03 per share, for the second quarter ended June 30, 2016. This compares with a net loss of $3.9 million, or $(0.07) per share, in the prior quarter and a net loss of $10.4 million, or $(0.18) per share, in the second quarter of 2015. Total revenue for the quarter was $29.6 million, up 33% from $22.2 million in the prior quarter and up 171% from $10.9 million in the second quarter of 2015.
The company also announced today that it has entered into a quota share reinsurance agreement with a panel of third-party reinsurance providers. The company expects that Fannie Mae and Freddie Mac will allow full credit under the Private Mortgage Insurer Eligibility Requirements (PMIERs) for risk ceded under the agreement.
Bradley Shuster, chairman and CEO of National MI, said, “In the second quarter we achieved GAAP profitability, a significant milestone for this young company just three years after writing our first mortgage insurance policy. It is a reflection of our dedication to customer service, our disciplined approach to account development, and diligent management of both risk and expenses. We are grateful to our customers for their belief in us, our employees for their hard work and loyalty, and our shareholders and other business partners for their support of National MI since its founding. We are at an exciting inflection point in our development as we now have visibility to rapid earnings growth for many years to come. Looking ahead, we now expect to report pre-tax income of $7 to $10 million for the full year 2016, and are reaffirming our guidance for pre-tax income of at least $60 million in 2017.”

•	As of June 30, 2016, the company had primary insurance-in-force of $23.6 billion, up 27% from $18.6 billion at the prior quarter end and up 229% over $7.2 billion as of June 30, 2015.

•	Premiums earned for the quarter were $26.0 million, up 31% from $19.8 million in the prior quarter and up 194% over $8.9 million in the same quarter a year ago.

•	Total NIW of $5.8 billion in the second quarter was up 37% over $4.3 billion in the prior quarter and up 129% over $2.5 billion in the second quarter of 2015.

•
Monthly premium NIW was $3.7 billion, an increase of 49% over $2.5 billion in the prior quarter and an increase of 153% over the second quarter of 2015. Single premium NIW of $2.1 billion was up 21% from the prior quarter and up 96% compared with the same quarter a year ago.

•
Total underwriting and operating expenses in the second quarter were $23.2 million, including share-based compensation expense of $1.8 million. This compares with total underwriting and operating expenses of $22.7 million, including $1.4 million of share-based compensation, in the prior quarter, and $20.9 million, including $2.1 million of share-based compensation, in the same quarter a year ago.

•	Loss expense for the quarter was $0.4 million, resulting in a loss ratio of 1.8%.

•
As of the end of the second quarter, the company had approved master policies in place with 1,061 customers, up from 1,023 as of the end of the prior quarter, and up from 842 as of the end of the second quarter of 2015. Customers delivering NIW in the quarter grew to a new high of 518, which compares with 469 in the prior quarter and 340 in the same quarter a year ago. On an ever-to-date basis, customers delivering NIW grew to 649.

•
At quarter-end, cash and investments were $654 million, including $78 million at the holding company, and book equity was $422 million, equal to $7.14 per share. This book value excludes any benefit attributable to the company’s deferred tax asset of approximately $66 million as of Dec. 31, 2015.

•	At quarter-end, the company had total PMIERs available assets of $432 million, which compares with risk-based required assets under PMIERs of $377 million.

EXHIBIT 99.1

	Quarter Ended 6/30/2016	Quarter Ended 3/31/2016	Quarter Ended 6/30/2015	Growth Q/Q	Growth Y/Y
Primary Insurance-in-Force ($billions)	23.62	18.56	7.19	27%	228%
New Insurance Written - NIW ($billions)
Monthly premium	3.70	2.49	1.46	49%	153%
Single premium	2.14	1.76	1.09	21%	96%
Total	5.84	4.25	2.55	37%	129%
Premiums Earned ($millions)	26.04	19.81	8.86	31%	194%
Underwriting & Operating Expense ($millions)	23.23	22.67	20.91	2%	11%
Loss Expense ($millions)	0.47	0.46	—	3%	—
Loss Ratio	1.8%	2.3%	—
Cash & Investments ($millions)	654	630	434	4%	51%
Book Equity ($millions)	422	410	412	3%	2%
Book Value per Share	$ 7.14	$ 6.94	$ 7.01	3%	2%
Approved Master Policies	1061	1023	842	4%	26%
Customers Generating NIW	518	469	340	10%	52%
Reinsurance Agreement
Effective Sept. 1, 2016, the company’s quota share reinsurance agreement covers the following components of its portfolio, subject to certain limitations and conditions:

•	Approximately 23% of existing policies written as of Aug. 31, 2016.

•	Approximately 95% of the company’s pool agreement with Fannie Mae.

•	Approximately 23% of policies written from Sept. 1, 2016 through Dec. 31, 2017.
National MI will receive a 20% ceding commission for ceded premiums related to this transaction, as well as a profit commission provided that the loss ratio on the loans covered under the agreement generally remains below 60%. For risk ceded under the agreement, the implied after-tax cost of capital over the term of the transaction is expected to be approximately 3%.
Conference Call and Webcast Details
The company will hold a conference call and live webcast today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The call also can be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 for international callers using Conference ID: 40158937, or by referencing NMI Holdings, Inc.

About National MI
National Mortgage Insurance Corporation (National MI), a subsidiary of NMI Holdings, Inc. (NASDAQ: NMIH), is a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), and the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: our ability to implement our business

EXHIBIT 99.1

strategy, including our ability to attract and retain a diverse customer base and to achieve a diversified mix of business across the spectrum of our product offerings; changes in the business practices of the GSEs that may impact the use of private mortgage insurance; our ongoing ability to comply with the financial requirements of the PMIERs; our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs; our ability to successfully execute and implement our capital plans, including our ability to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us and to the GSEs; heightened competition for our mortgage insurance business from other private mortgage insurers and the FHA; adoption of new or changes to existing laws and regulations or their enforcement and implementation by regulators; changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; emergence of unexpected claims and coverage issues, including claims exceeding our reserves or amounts we expected to experience; our ability to utilize our net operating loss carryforwards, which could be limited or eliminated in various ways, including if we experience an ownership change as defined in Section 382 of the Internal Revenue Code; and general economic downturns and volatility. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2015, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417

Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income	For the three months ended June 30,		For the six months ended June 30,
	2016	2015	2016	2015
Revenues	(In Thousands, except for share data)
Net premiums written	$48,862	$20,347	$86,991	$33,268
Increase in unearned premiums	(22,821)	(11,491)	(41,143)	(17,476)
Net premiums earned	26,041	8,856	45,848	15,792
Net investment income	3,342	1,688	6,573	3,283
Net realized investment gains (losses)	61	354	(824)	967
Other revenues	37	—	69	—
Total revenues	29,481	10,898	51,666	20,042
Expenses
Insurance claims and claims expenses	470	(6)	928	98
Underwriting and operating expenses	23,234	20,910	45,906	39,259
Total expenses	23,704	20,904	46,834	39,357
Other (expense) income
(Loss) gain from change in fair value of warrant liability	(59)	(106)	611	1,142
Interest expense	(3,707)	—	(7,339)	—
Total other (expense) income	(3,766)	(106)	(6,728)	1,142

Income (loss) before income taxes	2,011	(10,112)	(1,896)	(18,173)
Income tax expense	—	241	—	—
Net income (loss)	$2,011	$(10,353)	$(1,896)	$(18,173)

Earnings (loss) per share
Basic	$0.03	$(0.18)	$(0.03)	$(0.31)
Diluted	$0.03	$(0.18)	$(0.03)	$(0.31)

Weighted average common shares outstanding
Basic	59,105,613	58,720,095	59,005,983	58,603,644
Diluted	59,830,899	58,720,095	59,005,983	58,603,644

Loss Ratio(1)	2%	—%	2%	1%
Expense Ratio(2)	89	236	100	249
Combined ratio	91%	236%	102%	249%

Net income (loss)	$2,011	$(10,353)	$(1,896)	$(18,173)
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) in accumulated other comprehensive gain (loss), net of tax (benefit) expense of $0 and ($1,431) for the three months ended June 30, 2016 and 2015, respectively, and $0 for both the six months ended June 30, 2016 and 2015	8,670	(2,205)	17,771	467
Reclassification adjustment for losses (gains) included in net loss, net of tax expense of $0 for all periods presented	(61)	(354)	824	(967)
Other comprehensive income (loss), net of tax	8,609	(2,559)	18,595	(500)
Comprehensive income (loss)	$10,620	$(12,912)	$16,699	$(18,673)
(1) Loss ratio is calculated by dividing the provision for insurance claims and claims expenses by net premiums earned.
(2) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

Consolidated balance sheets	June 30, 2016	December 31, 2015
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $593,807 and $564,319 as of June 30, 2016 and December 31, 2015, respectively)	$607,318	$559,235
Cash and cash equivalents	46,827	57,317
Premiums receivable	8,868	5,143
Accrued investment income	3,068	2,873
Prepaid expenses	1,810	1,428
Deferred policy acquisition costs, net	25,128	17,530
Software and equipment, net	19,690	15,201
Intangible assets and goodwill	3,634	3,634
Other assets	85	90
Total assets	$716,428	$662,451

Liabilities
Term loan	$144,107	$143,939
Unearned premiums	131,916	90,773
Accounts payable and accrued expenses	15,502	22,725
Reserve for insurance claims and claim expenses	1,475	679
Warrant liability, at fair value	856	1,467
Deferred tax	137	137
Total liabilities	293,993	259,720
Commitments and contingencies

Shareholders' equity
Common stock - class A shares, $0.01 par value; 59,128,011 and 58,807,825 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively (250,000,000 shares authorized)	591	588
Additional paid-in capital	573,342	570,340
Accumulated other comprehensive income (loss), net of tax	11,121	(7,474)
Accumulated deficit	(162,619)	(160,723)
Total shareholders' equity	422,435	402,731
Total liabilities and shareholders' equity	$716,428	$662,451

EXHIBIT 99.1

Historical Quarterly Data	2016		2015
	June 30	March 31	December 31	September 30	June 30	March 31
Revenues	(In Thousands, except for share data)
Net premiums written	$48,862	$38,129	$45,582	$35,360	$20,347	$12,921
Increase in unearned premiums	(22,821)	(18,322)	(28,702)	(22,526)	(11,491)	(5,985)
Net premiums earned	26,041	19,807	16,880	12,834	8,856	6,936
Net investment income	3,342	3,231	2,078	1,884	1,688	1,596
Net realized investment gains (losses)	61	(885)	(121)	(15)	354	613
Other revenues	37	32	25	—	—	—
Total revenues	29,481	22,185	18,862	14,703	10,898	9,145
Expenses
Insurance claims and claims expenses	470	458	371	181	(6)	104
Underwriting and operating expenses	23,234	22,672	21,686	19,653	20,910	18,350
Total expenses	23,704	23,130	22,057	19,834	20,904	18,454

Other (expense) income (1)	(3,766)	(2,962)	(1,626)	332	(106)	1,248

Income (loss) before income taxes	2,011	(3,907)	(4,821)	(4,799)	(10,112)	(8,061)
Income tax expense (benefit)	—	—	—	—	241	(241)
Net income (loss)	$2,011	$(3,907)	$(4,821)	$(4,799)	$(10,353)	$(7,820)

Earnings (loss) per share
Basic	$0.03	$(0.07)	$(0.08)	$(0.08)	$(0.18)	$(0.13)
Diluted	0.03	(0.07)	(0.08)	(0.08)	(0.18)	(0.13)

Weighted average common shares outstanding
Basic	59,105,613	58,936,694	58,781,566	58,741,328	58,720,095	58,485,899
Diluted	59,830,899	58,936,694	58,781,566	58,741,328	58,720,095	58,485,899

Other data
Loss Ratio (2)	2%	2%	2%	1%	—%	1%
Expense Ratio (3)	89%	114%	128%	153%	236%	265%
Combined ratio	91%	117%	131%	155%	236%	266%
(1) Other (expense) income includes the gain from change in fair value of warrant liability, gain from settlement of warrants, and interest expense.
(2) Loss ratio is calculated by dividing the provision for insurance claims and claims expenses by net premiums earned.
(3) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
The tables below show primary and pool NIW and IIF, by quarter, for the last six quarters.

Primary NIW	Three months ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(In Millions)
Monthly	$3,700	$2,492	$2,029	$1,582	$1,460	$919
Single	2,138	1,762	2,518	2,051	1,089	777
Primary	$5,838	$4,254	$4,547	$3,633	$2,549	$1,696

Primary and pool IIF	As of
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(In Millions)
Monthly	$12,529	$9,210	$6,958	$5,087	$3,617	$2,259
Single	11,095	9,354	7,866	5,514	3,573	2,576
Primary	23,624	18,564	14,824	10,601	7,190	4,835

Pool	3,999	4,136	4,238	4,340	4,476	4,621
Total	$27,623	$22,700	$19,062	$14,941	$11,666	$9,457

Portfolio Statistics
The table below shows primary portfolio trends, by quarter, for the last six quarters.

Primary portfolio trends	As of and for the quarter ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	($ Values In Millions)
New insurance written	$5,838	$4,254	$4,547	$3,633	$2,549	$1,696
New risk written	1,411	1,016	1,105	887	615	396
Insurance in force (1)	23,624	18,564	14,824	10,601	7,190	4,835
Risk in force (1)	5,721	4,487	3,586	2,553	1,715	1,146
Policies in force (count) (1)	100,547	79,700	63,948	46,175	31,682	21,225
Weighted-average coverage (2)	24.2%	24.2%	24.2%	24.1%	23.9%	23.7%
Loans in default (count)	79	55	36	20	9	6
Percentage of loans in default	0.1%	0.1%	0.1%	—%	—%	—%
Risk in force on defaulted loans	$4	$3	$2	$1	$1	$—
Average premium yield (3)	0.47%	0.45%	0.49%	0.52%	0.51%	0.55%
Annual persistency (4)	83.3%	82.7%	79.6%	71.6%	65.5%	59.2%

(1)	Reported as of the end of the period.

(2)	End of period risk in force (RIF) divided by IIF.

(3)	Average premium yield is calculated by dividing primary net premiums earned by average IIF for the period, annualized.

(4)	Defined as the percentage of IIF that remains on our books after any 12-month period.

EXHIBIT 99.1

The tables below reflect our total primary NIW by FICO, LTV, and purchase/refinance mix.

Primary NIW by FICO	Three months ended
	June 30, 2016	March 31, 2016	June 30, 2015
	(In Millions)
>= 760	$3,160	$2,283	$1,182
740-759	961	712	377
720-739	672	473	422
700-719	541	411	242
680-699	308	245	203
<=679	196	130	123
Total	$5,838	$4,254	$2,549

Primary NIW by LTV	Three months ended
	June 30, 2016	March 31, 2016	June 30, 2015
	(In Millions)
95.01% and above	$362	$209	$84
90.01% to 95.00%	2,633	1,816	1,149
85.01% to 90.00%	1,732	1,420	842
85.00% and below	1,111	809	474
Total	$5,838	$4,254	$2,549

Primary NIW by purchase/refinance mix	Three months ended
	June 30, 2016	March 31, 2016	June 30, 2015
	(In Millions)
Purchase	$4,199	$2,919	$1,619
Refinance	1,639	1,335	930
Total	$5,838	$4,254	$2,549
The tables below show the primary weighted average FICO and the weighted average loan-to-value ratio (LTV), by policy type, for NIW in the quarters presented.

Weighted Average FICO
	June 30, 2016	March 31, 2016	June 30, 2015
Monthly	752	753	742
Single	762	759	760

Weighted Average LTV
	June 30, 2016	March 31, 2016	June 30, 2015
Monthly	92%	92%	92%
Single	91	91	91

EXHIBIT 99.1

The table below reflects a summary of our primary IIF and RIF by book year.

Primary IIF and RIF	As of June 30, 2016
	IIF	RIF
	(In Millions)
June 30, 2016	$9,951	$2,393
2015	11,348	2,762
2014	2,266	552
2013	59	14
Total	$23,624	$5,721
The tables below reflect our total primary IIF and RIF by FICO, average loan size, LTV, and loan type.

Primary IIF by FICO	As of
	June 30, 2016	March 31, 2016	June 30, 2015
	(In Millions)
>= 760	$11,929	$9,146	$3,323
740-759	3,876	3,045	1,153
720-739	3,082	2,515	1,109
700-719	2,341	1,877	706
680-699	1,561	1,305	595
<=679	835	676	304
Total	$23,624	$18,564	$7,190

Primary RIF by FICO	As of
	June 30, 2016	March 31, 2016	June 30, 2015
	(In Millions)
>= 760	$2,895	$2,206	$772
740-759	951	747	276
720-739	750	614	273
700-719	566	453	173
680-699	369	312	147
<=679	190	155	74
Total	$5,721	$4,487	$1,715

Primary Average Loan Size by FICO	As of
	June 30, 2016	March 31, 2016	June 30, 2015
	(In Millions)
>= 760	$249	$247	$241
740-759	239	237	233
720-739	234	232	227
700-719	232	229	221
680-699	223	220	217
<=679	209	206	205

EXHIBIT 99.1

Primary IIF by LTV	As of
	June 30, 2016	March 31, 2016	June 30, 2015
	(In Millions)
95.01% and above	$1,049	$699	$122
90.01% to 95.00%	10,574	8,220	3,132
85.01% to 90.00%	7,754	6,326	2,534
85.00% and below	4,247	3,319	1,402
Total	$23,624	$18,564	$7,190

Primary RIF by LTV	As of
	June 30, 2016	March 31, 2016	June 30, 2015
	(In Millions)
95.01% and above	$293	$196	$36
90.01% to 95.00%	3,116	2,423	927
85.01% to 90.00%	1,838	1,498	598
85.00% and below	474	370	154
Total	$5,721	$4,487	$1,715

Primary RIF by Loan Type	As of
	June 30, 2016	March 31, 2016	June 30, 2015

Fixed	98%	98%	97%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	2	2	3
Total	100%	100%	100%
As of June 30, 2016 and June 30, 2015, 100% of our pool IIF and RIF was comprised of insurance on fixed rate mortgages.
The table below reflects a summary of the change in total primary IIF for the following periods.

Primary IIF	Three months ended
	June 30, 2016	March 31, 2016	June 30, 2015
	(In Millions)
IIF, beginning of period	$18,564	$14,824	$4,835
NIW	5,838	4,254	2,548
Cancellations and other reductions	(778)	(514)	(193)
IIF, end of period	$23,624	$18,564	$7,190

EXHIBIT 99.1

Geographic Dispersion

The following table shows the distribution by state of our primary RIF.

Top 10 primary RIF by state	As of
	June 30, 2016	March 31, 2016	June 30, 2015
California	13.0%	13.2%	13.6%
Texas	6.8	6.8	7.4
Virginia	6.4	5.8	5.3
Florida	5.0	5.3	4.8
Colorado	4.1	4.3	4.2
Michigan	4.1	4.1	3.6
Arizona	3.8	3.8	3.7
Pennsylvania	3.5	3.5	3.3
Maryland	3.4	3.6	3.5
North Carolina	3.4	3.1	2.1
Total	53.5%	53.5%	51.5%

EXHIBIT 99.1

The following table shows portfolio data by origination year.

Origination year	As of June 30, 2016
	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative default rate (2)
	($ Values in Millions)
2013	$162	$59	36%	655	289	—	1	—%	0.2%
2014	3,451	2,266	66%	14,786	10,640	30	2	2.0%	—%
2015	12,422	11,348	91%	52,550	49,180	47	2	1.9%	0.4%
2016 (through June 30)	10,092	9,951	99%	40,862	40,438	2	—	0.2%	—%
Total	$26,127	$23,624		108,853	100,547	79	5

1)	The ratio of total losses incurred (paid and reserved) divided by the total premiums earned.

(2)	The sum of claims paid ever to date and notices of default as of the end of the period divided by policies ever in force.

EXHIBIT 99.1

The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claims expenses:

	Three months ended		Six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(In Thousands)
Beginning balance	$1,137	$187	$679	$83

Add claims incurred:
Claims and claim expenses incurred:
Current year	560	59	1,113	139
Prior years	(90)	(65)	(185)	(41)
Total claims and claims expenses incurred	470	(6)	928	98

Less claims paid:
Claims and claim expenses paid:
Current year	—	—	—	—
Prior years	132	—	132	—
Total claims and claim expenses paid	132	—	132	—

Balance, June 30	$1,475	$181	$1,475	$181
The following table provides a reconciliation of the beginning and ending count of loans in default.

	Three months ended		Six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Beginning default inventory	55	6	36	4
Plus: new defaults	50	5	89	10
Less: cures	(23)	(2)	(43)	(5)
Less: claims paid	(3)	—	(3)	—
Ending default inventory	79	9	79	9
The following tables provide details of our claims and reserves.

	Three months ended		Six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	($ Values In Thousands)
Number of claims paid	3	—	3	—
Total amount paid for claims	$132	$—	$132	$—
Average amount paid per claim	$44	$—	$44	$—
Severity	71%	—	71%	—

Average reserve per default:	As of June 30, 2016	As of June 30, 2015
	(In Thousands)
Case	$17	$19
IBNR	1	1
Total	$18	$20

EXHIBIT 99.1

The following table provides a trended comparison of the PMIERs financial requirements as reported by National MI.

	As of
	June 30, 2016	March 31, 2016	June 30, 2015
	(In thousands)
Available Assets	$432,074	$434,138	$431,411
Risk-Based Required Assets	377,468	302,852	249,805

Asset charge % (1)	6.10%	6.12%	6.17%
(1)Asset charge represents the risk based required asset amount divided by the outstanding RIF on performing primary loans.